Exhibit 23.02

To the Board of Directors

of 10sion Holdings, Inc.

Scotch Plains, New Jersey

Consent of Independent Registered Public Accounting Firm

Tama, Budaj & Raab, P.C. hereby consents to the inclusion in this registration statement on Form S-1 (File No. ) of our report dated February 20, 2018 on our audit of the balance sheet of 10sion Holdings, Inc. dated February 8, 2018. We also consent to the references to our firm name under the captions “Experts” and “Financial Statements”.

Tama, Budaj & Raab, P.C.

Farmington Hills, Michigan

December 18, 2018